UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2020

OP BANCORP

(Exact name of registrant as specified in its charter)

California	001-38437	81-3114676
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Wilshire Blvd., Suite 500, Los Angeles CA	90017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 892-9999

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	OPBK	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the

Exchange Act ☒

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of

Certain Officers; Compensatory Arrangements of Certain Officers.

Employment of Mr. Sang Kyo Oh

On September 24, 2020, Sang Kyo Oh, age 48, accepted the position of Executive Vice President of OP Bancorp (the “Company”) and Open Bank (the “Bank”) and Chief Credit Officer of the Bank, effective October 19, 2020. Prior to joining the Company, he served for 13 years as Senior Vice President and Senior Credit Administrator of Hope Bancorp, Inc. and Bank of Hope, where he has been employeed in various positions since 1997.

Mr. Oh received an offer letter for employment. The letter provides for an initial gross annual salary of $250,000, five weeks per year of paid time off and a cell phone allowance of $200 per month. Mr. Oh is eligible to participate in all employee benefit plans and, starting in 2021, to participate in the Company’s management incentive plan which provides for a discretary cash incentive bonus tied to the Bank’s performance and his individuals goals. Contingent on approval by the Company Board of Directors and upon the creation of a new equity plan in 2021, Mr. Oh will be granted 45,000 restricted stock units vesting equally over five years on the anniversary of the grant date.

There are no arrangements or understandings between Mr. Oh and any person pursuant to which he was selected as Executive Vice President and Chief Credit Officer.

There are no family relationships between Mr. Oh and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer, and Mr. Oh is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

A copy of Mr. Oh’s offer letter is attached to this Current Report as Exhibit 10.1 and a copy of the press release announcing the appointment of Mr. Oh is attached hereto as Exhibit 99.1, and each is incorporated herein by reference.

Resignation of Mr. Steve Park

On September 24, 2020, Steve Park, Executive Vice President of the Company and the Bank and Chief Credit Officer of the Bank, notified the Company and the Bank that he will step down as an officer of the Company and the Bank on October 15, 2020. Mr. Park is voluntarily leaving the Company to seek other opportunities. In connection with Mr. Park’s resignation, the Company will enter into a separation agreement with Mr. Park, which will provide for a severance payment equal to 12 months of his current base salary and six months of health care continuation benefits, each subjecct to Mr. Park’s execution and non-revocation of a release of claims pursuant to the terms of the separation agreement.

A copy of Mr. Park’s separation agreement is included in this Current Report as Exhibit 10.2 and is incorporated by reference herein.

Amendment to Ms. Min J. Kim Employment Agreement

On September 24, 2020, the Human Resources & Compensation Committee approved an amendment to the employment agreement with Min J. Kim, the Company’s President and Chief Executive Officer. The amendment will provide for an extension of the intial term of the employment agreement from December 31,

2020 to December 31, 2024 and, contingent on approval by the Company Board of Directors and upon the creation of a new equity plan in 2021, a grant of 95,000 restricted stock units vesting equally over 3 years on the anniversary of the grant date.

A copy of the press release announcing the amendment of Ms. Kim’s employement agreement is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

item 9.01   Financial statements and exhibits.

(d)	Exhibits.

10.1	Sang Kyo Oh Employment Offer Letter, dated as of September 24, 2020.
10.2	Steve Park Separation Agreement, dated as of September 24, 2020.
99.1	Press Release of OP Bancorp, issued September 30, 2020, entitled “OP Bancorp Appoints Sang Kyo Oh Chief Credit Officer”.
99.2	Press Release of OP Bancorp, issued September 30, 2020, entitled “OP Bancorp Announces a Four-Year Extension of Chief Executive Officer’s Employment Term”.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Sang Kyo Oh Employment Offer Letter, dated as of September 24, 2020.
10.2	Steve Park Separation Agreement, dated as of September 24, 2020.
99.1	Press Release of OP Bancorp, issued September 30, 2020, entitled “OP Bancorp Appoints Sang Kyo Oh Chief Credit Officer”.
99.2	Press Release of OP Bancorp, issued September 30, 2020, entitled “OP Bancorp Announces a Four-Year Extension of Chief Executive Officer’s Employment Term”.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 30, 2020

OP Bancorp

By: /s/ Christine Oh
Name: Christine Oh
Executive Vice President and Chief Financial Officer

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